Fourth Quarter and Full Year 2012 Earnings Presentation February 26, 2013 NASDAQ • TRS

Forward Looking Statements Any “forward-looking” statements contained herein, including those relating to market conditions or the Company’s financial condition and results, expense reductions, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, the Company’s leverage, liabilities imposed by the Company’s debt instruments, market demand, competitive factors, supply constraints, material and energy costs, technology factors, litigation, government and regulatory actions, the Company’s accounting policies, future trends, and other risks which are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2012, and in the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements. In this presentation, certain non-GAAP financial measures may be used. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure may be found at the end of this presentation or in the fourth quarter and full year 2012 earnings release available on the Company’s website. Additional information is available at www.trimascorp.com under the “Investors” section. 2

Agenda • Opening Remarks • Financial Highlights • Segment Highlights • Outlook and Summary • Questions and Answers • Appendix 3

Opening Remarks – 2012 Results • Record sales of approximately $1.3 billion – up 17% compared to 2011 – Investments in new products and higher growth markets showing results – Bolt-on acquisitions performed well – achieving revenue and cost synergies – Market share gains in multiple businesses via rapid responses to pressing customer needs • 2012 income(1) increased 27% and EPS(1) increased 16% on more than 9% higher weighted-average shares outstanding, compared to 2011 • Investments in future growth and productivity programs – accelerated programs and investments today to capitalize on opportunities • Improved capital structure with continued focus on cash flow, working capital and leverage • Track record of successful bolt-on acquisitions – robust future pipeline We are making decisions to capture growth and invest for the future. 4 (1) Defined as income and diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding “Special Items.” “Special Items” for each period are provided in the Appendix.

Strategic Aspirations Strategic aspirations achieved in 2012 and are the foundation for 2013. 5 • Generate high single-digit top-line growth • Invest in growing end markets through new products, global expansion and acquisitions • Drive 3% to 5% total gross cost productivity gains annually – utilize savings to fund growth • Grow earnings faster than revenue growth • Continue to decrease leverage ratio • Strive to be a great place to work

Current Environment Pressures • European downturn continues, although “stable” • New geographies take time to penetrate (e.g. Brazil) • Overall industrial production flat to low growth • Growth and customers needs create upward pressure on working capital • Inflation in China • Rising plastic resin prices • Slowing of natural gas drilling 6 Keep focused on “bright spots” and fast reactions to both risks and opportunities. Positives • New product sales across businesses • Aircraft build rates driving record production and backlogs at Monogram • Global investments in petrochemical plants and refineries • Growth in agriculture and construction markets • Additional sales in Asia in multiple businesses • Global customers want global suppliers with local plants • Solid pipeline of bolt-on acquisitions • Emerging markets still attractive • Relatively stable currencies

Recent Acquisitions – 2013 • Located in Rio de Janeiro, Brazil • Manufacturer and supplier of ring-type joints for the onshore and offshore drilling markets, and additional gasket types for the refining and petrochemical markets • Further expands footprint in Brazil to serve growing energy sector • Broadens gasket capability • Part of the Energy segment 7 Good pipeline of potential acquisitions; approach remains consistent with bolt-ons, clear synergies and fast integration. • Located in Stanton, California • Manufacturer of highly-engineered, precision machined, complex parts for commercial and military aerospace applications • Broadens product offering on airplanes • Approximate annual revenue of $13 million • Part of the Aerospace and Defense segment

Financial Highlights

Fourth Quarter Summary

(unaudited, $ in millions, except per share amounts)

(from continuing operations)		Q4 2012		Q4 2011	% Chg
Revenue	$	301.0	$	259.7	15.9%
Operating Profit	$	19.3	$	26.4	-26.8%
Excl. Total Special Items [1], Operating Profit would have been:	$	*23.3*	$	*26.9*	*-13.5%*
Excl. Total Special Items [1], Operating Profit margin would have been:		*7.7%*		*10.4%*	*-270 bps*
Income (Loss)	$	(13.1)	$	7.1	-283.6%
Income (loss) attributable to TriMas Corporation [1]	$	*(13.9)*	$	*7.1*	*-295.5%*
Excl. Total Special Items [1], Income attributable to TriMas Corporation would have been:	$	*13.0*	$	*8.7*	*48.9%*
Diluted earnings (loss) per share, attributable to TriMas Corporation	$	(0.35)	$	0.20	-275.0%
Excl. Total Special Items [1], diluted earnings per share attributable to TriMas Corporation would have been:	$	*0.33*	$	*0.25*	*32.0%*
Free Cash Flow [2]	$	48.1	$	51.2	-5.9%
Debt	$	422.4	$	469.9	-10.1%

- Sales increased 16% as compared to Q4 2011 – sales increased in five of six segments
  - Investments in bolt-on acquisitions, new products and geographic expansion driving positive results
- Productivity efforts contributed to funding growth initiatives
- Operating profit was negatively impacted by a less favorable product sales mix, acquisition-related costs and costs related to facility consolidation and relocation projects
- Costs related to Q4 debt refinancing and facility consolidations will drive long-term stakeholder value and are included as Special Items
- Q4 income[1] and EPS[1] increased 49% and 32%, respectively, while absorbing costs related to acquisitions and taking into account more than 13% incremental shares compared to Q4 2011

TriMas Corporation

(1) Defined as income and diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding "Special Items." "Special Items" for each period are provided in the Appendix.
(2) Free Cash Flow is defined as Cash Flows from Operating Activities less Capital Expenditures.

9

2012 Summary

($ in millions, except per share amounts)

(from continuing operations)		FY 2012		FY 2011	% Chg
Revenue	$	1,272.9	$	1,084.0	17.4%
Operating Profit	$	127.9	$	131.3	-2.6%
Excl. Total Special Items (1), Operating Profit would have been:	$	138.6	$	131.8	5.1%
Excl. Total Special Items (1), Operating Profit margin would have been:		10.9%		12.2%	-130 bps
Income	$	36.3	$	50.8	-28.6%
Income attributable to TriMas Corporation (1)	$	33.9	$	50.8	-33.3%
Excl. Total Special Items (1), Income attributable to TriMas Corporation would have been:	$	69.7	$	54.8	27.1%
Diluted earnings per share, attributable to TriMas Corporation	$	0.89	$	1.46	-39.0%
Excl. Total Special Items (1), diluted earnings per share attributable to TriMas Corporation would have been:	$	1.84	$	1.58	16.5%
Free Cash Flow (2)	$	27.1	$	63.2	-57.1%
Debt	$	422.4	$	469.9	-10.1%

- Sales increased 17% as compared to 2011 with growth in five segments; Aerospace & Defense flat year over year
  - More than 40% of growth related to organic initiatives, including new products, geographic expansion and market share gains
  - Recent bolt-on acquisitions contributed to remainder of growth
- Productivity efforts contributed to funding growth initiatives and offset inflation
- Operating profit was impacted by less favorable product sales mix, acquisition-related costs, growth investments and costs related to facility consolidation and relocation projects
- 2012 income(1) and EPS(1) increased 27% and 16%, respectively, while absorbing costs related to acquisitions and taking into account more than 9% incremental shares compared to 2011
- Cash used for increased capital expenditures, bolt-on acquisitions and debt reduction

TRIMAS CORPORATION

(1) Defined as income and diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding "Special Items." "Special Items" for each period are provided in the Appendix.

(2) Free Cash Flow is defined as Cash Flows from Operating Activities less Capital Expenditures.

10

11 ($ in millions) Capitalization Total Debt and Leverage Ratio (including A/R Facility) Comments: • Reduced interest expense by $8.7 million in 2012 as compared to 2011 • Q4 2012 leverage ratio of 2.30x as compared to 2.67x as of Q4 2011 • Continued focus on deleveraging • Amended credit facilities and retired 9¾% senior notes in 2012 to significantly reduce future interest costs and enhance flexibility As of December 31, 2012, TriMas had $251.1 million of cash and available liquidity under its revolving credit and accounts receivable facilities. $754 $657 $630 $515 $495 $470 $422 1x 2x 3x 4x 5x 6x $200 $300 $400 $500 $600 $700 $800 YE 06 YE 07 YE 08 YE 09 YE 10 YE 11 YE 12 Leve ra ge R ati o To tal D e b t Total Indebtedness Leverage

Segment Highlights

Packaging





($ in millions)


Net Sales
$47.4
$72.9
54.0%
$185.2
$275.2
48.5%
Q4-11
Q4-12
2011
2012


Operating Profit
$10.9
$12.9
17.7%
$48.1
$57.6
19.7%
Q4-11
Q4-12
2011
2012

Q4 and FY 2012 Results:

- Sales increased in both periods primarily as a result of acquisitions and specialty systems product sales gains
  - Increases in North America business unrelated to acquisitions offset declines in Europe
- Operating profit for both periods increased primarily due to higher sales and ongoing productivity initiatives
- Margins impacted by acquisition-related costs and less favorable product sales mix
  - Arminak and Innovative Molding businesses have lower margins than the rest of business – plans in place to improve margins over time
  - Decrease in higher margin European industrial closure sales

Key Initiatives:

- Target specialty dispensing and closure products in higher growth end markets
  - Beverage, cosmetic, food, nutrition, personal care and pharmaceutical
- Increase focus on Asian market and cultivate other geographic opportunities
- Integrate bolt-on acquisitions into global sales network, while growing margins
- Provide customized solutions focused on customer needs, differentiation and delivery speed
- Increase low-cost country sourcing and expand flexible manufacturing footprint
- Ensure new products continue to have barriers to entry

TriMas Corporation Rieke Packaging Systems A TriMas Company englass Rieke Italia s.r.l. Stolz Innovative Molding Arminak & Associates

13

Energy ($ in millions) Q4 and FY 2012 Results: • Sales increased in both periods as a result of continued market share gains of highly-engineered bolts, additional sales generated by newer branches, the July acquisition in Brazil and increased levels of turnaround activity • Operating profit and margin in both periods decreased due to costs related to acquisitions, a less favorable product sales mix and higher SG&A in support of branch expansion Key Initiatives: • Replicate U.S. branch strategy – expand business capabilities with major customers globally • Execute on growth initiatives in Brazil • Increase sales of specialty products • Maximize supply chain for cost and delivery • Improve margins through successful ramp-up of new branches 14 Operating Profit Q4-11 Q4-12 -31.7% 2011 2012 -9.8% $4.8 $3.3 $19.7 $17.8 Net Sales Q4-11 Q4-12 $41.0 $47.0 14.7% 2011 2012 14.0% $166.8 $190.2

Aerospace & Defense





($ in millions)


Net Sales
$18.4
$20.6
11.7%
$78.6
$78.6
n/m
Q4-11
Q4-12
2011
2012


Operating Profit
$4.6
$5.1
10.1%
$18.6
$20.8
11.7%
Q4-11
Q4-12
2011
2012

Q4 and FY 2012 Results:

- Double-digit sales increase in the aerospace business offset lower sales in the defense business in both periods
- Increased order activity and backlogs as airplane frame manufacturers ramped-up build rates
- 2012 operating profit and margin increased primarily as aerospace product sales comprised a larger percentage of total sales
- Q4 operating profit increased primarily due to higher sales levels

Key Initiatives:

- Expand aerospace fastener product lines to increase content and applications per aircraft
- Leverage positive end market trends including composite aircraft and robotic assembly
- Capture incremental opportunities in emerging markets
- Drive ongoing Lean initiatives to lower working capital and reduce costs
- Consider other complementary bolt-on acquisitions; integrate Martinic Engineering
- Transition defense business from base relocation management to bidding on new projects

MONOGRAM AEROSPACE FASTENERS

MARTINIC ENG., INC.

TRIMAS CORPORATION

15

Engineered Components







($ in millions)



Net Sales
$48.5
$45.8
-5.5%
$175.4
$200.0
14.1%
Q4-11
Q4-12
2011
2012



Operating Profit
$8.6
$5.4
-37.6%
$27.6
$28.0
1.3%
Q4-11
Q4-12
2011
2012

Q4 and FY 2012 Results:

- 2012 sales of engines, compressors and other well-site content increased due to increased levels of oil drilling and new products; 2012 sales of industrial cylinders increased primarily due to market share gains
- 2012 operating profit increased slightly due to higher sales levels and productivity efforts, while the margin declined as it was negatively impacted by a less favorable product sales mix and lower fixed cost absorption in the engine business, and higher SG&A supporting growth projects
- Q4 sales decreased due to a lower demand for cylinders and less sales of engines, compressors and other well-site content resulting from a reduced number of natural gas well completions
- Q4 operating profit and margin declined due to lower sales levels, decreased absorption of fixed costs and a less favorable product sales mix

Key Initiatives:

- Expand complementary product lines at well-site and grow compression products – product diversification decreases cyclicality
- Grow products to support the shift toward increased use of natural gas and production in shale formations
- Expand into new markets for cylinder business
- Continue to expand product offering and geographies
- Continue to improve working capital turnover

TriMas Corporation

Arrow Engineered Products

Norris Cylinder

16

Cequent (Asia Pacific & Americas)


REESE





($ in millions)

Net Sales


$104.4
$114.7
$478.0
$529.0
9.9%
10.7%
Q4-11
Q4-12
2011
2012

	Q4-11	Q4-12	2011	2012
Asia Pacific	$26.9	$34.3	$94.3	$128.6
Americas	$77.5	$80.4	$383.7	$400.4

Operating Profit(1)


$6.8
$6.6
$47.2
$50.4
-3.1%
6.9%
Q4-11
Q4-12
2011
2012

	Q4-11	Q4-12	2011	2012
Asia Pacific	$4.2	$3.6	$13.9	$15.4
Americas	$2.6	$3.0	$33.3	$35.0

Q4 and FY 2012 Results:

- 2012 and Q4 sales in Americas increased primarily due to higher sales within the OE, industrial, agricultural and aftermarket channels (new products and increased share)
- Americas Q4 operating profit and margin(1) increased due to higher sales levels; 2012 operating margin was flat compared to 2011
- Asia Pacific sales increased in both periods due to new business awards in Thailand, the acquisitions in New Zealand and South Africa, and an improved economy
- Asia Pacific 2012 operating profit(1) increased due to higher sales volumes, while the margin declined due to additional costs related to the plant consolidation and start-up costs
- Productivity projects continued to improve the manufacturing footprint in Americas and Asia Pacific

Key Initiatives:

- Leverage full product line and strong brands for additional market share and cross-selling
- Expand sales in new growing geographies
- Continue to improve utilization of low cost country manufacturing footprint in Thailand and Mexico
- Integrate opportunistic, bolt-on acquisitions to capture synergies
- Continue to reduce fixed costs and simplify the businesses
- Improve processes for better customer service and support
- Continue to reduce working capital requirements

(1) Excluding "Special Items" for each period which are provided in the Appendix.

TRIMAS CORPORATION FULTON HIDDEN HITCH HIGHLAND Wesbar TRAIL COM REESE Bargman TRAILBOSS DRAW-TITE TEKONSHA REESE PARKSIDE ENGETRAN HARPER

17

2012 Summary • Eleventh consecutive quarter over quarter of double-digit sales and income growth(1) • Strong organic growth through product innovation, geographic expansion, market share gains and increased end market demand • Acquisitions on schedule with revenue and cost synergies • Follow our customers in growing, global markets; Brazil, China, Mexico, South Africa and Thailand are priorities • New plants and expansions in Australia, Singapore, Thailand, Brazil, Mexico and U.S. • Underlying margins solid – acquisitions and new programs have margin ramp-up plans • Continuous productivity initiatives fund investments for long-term growth • Improved capital structure with continued focus on cash flow, working capital and leverage More and faster! 18 (1) Defined as income and diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding “Special Items.” “Special Items” for each period are provided in the Appendix.

Outlook and Summary

2013 Playbook 20 We expect strong performance, despite uncertain economies. Ongoing Strategic Drivers • Globalization • “Green” & environmentally- friendly solutions • Growing middle classes 2013 Top Priorities • Revenue and earnings growth • Margin expansion • Capacity in right location at right time • Cash • People Tools & Tactics • Structured management processes (TriMas Operating Model) • Productivity (Lean and sourcing) • Incentive systems • Intellectual Property • Bolt-on acquisitions

2013 Outlook As of 2/26/13 Sales Growth 6% to 8% Earnings Per Share, diluted(1) $2.15 to $2.25 Free Cash Flow(2) $40 to $50 million (1) Defined as diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding “Special Items.” (2) Defined as Cash Flow from Operating Activities less Capital Expenditures. Midpoint of 2013 EPS outlook represents a more than 19% increase as compared with 2012 and is in line with our strategic aspirations. 21

TriMas Value Proposition Growth > End Markets Clear goals, high-performance teams and streamlined processes drive enhanced results. 22 • Multiple projects in all businesses • Geographic • Product • Customer penetration • Acquisitions • Services Stability • Energy • Aerospace • Industrial • Consumer • Agricultural • Geographic diversity • Customer diversity Funds Growth & Margin Expansion • Rationalization • Optimization of global supply chain • Lean initiatives and kaizen events • Best cost position • Purchasing & manufacturing efficiencies • Non-operational efficiencies • Earnings growth > sales growth • Strong cash flow dynamics • Deleverage • Increased return on capital Balanced Portfolio Productivity Growth Opportunities Increased Enterprise Value

Questions & Answers

Appendix

2013 Additional Assumptions 2013 Estimates Interest expense $21 - $23 million Capital expenditures ~4% of sales Tax rate ~30% 25

Condensed Consolidated Balance Sheet

(dollars in thousands)

	December 31, 2012	December 31, 2011
Assets		
Current assets:		
Cash and cash equivalents	$ 20,580	$ 88,920
Receivables, net	150,390	135,610
Inventories	238,020	178,030
Deferred income taxes	18,270	18,510
Prepaid expenses and other current assets	10,530	12,600
Total current assets	437,790	433,670
Property and equipment, net	185,030	159,210
Goodwill	270,940	215,360
Other intangibles, net	206,160	155,670
Other assets	31,040	27,990
Total assets	$ 1,130,960	$ 991,900
Liabilities and Shareholders' Equity		
Current liabilities:		
Current maturities, long-term debt	$ 14,370	$ 7,290
Accounts payable	158,410	146,930
Accrued liabilities	74,420	72,120
Total current liabilities	247,200	226,340
Long-term debt	408,070	462,610
Deferred income taxes	60,370	64,780
Other long-term liabilities	84,960	64,380
Total liabilities	800,600	818,110
Redeemable noncontrolling interests	26,780	-
Total shareholders' equity	303,580	173,790
Total liabilities and shareholders' equity	$ 1,130,960	$ 991,900

TRIMAS CORPORATION

26

Capitalization

(Unaudited, dollars in thousands)

	December 31, 2012	December 31, 2011
Cash and Cash Equivalents	$ 20,580	$ 88,920
U.S. bank debt and receivables facilities	417,500	223,870
Revolving credit facilities	-	-
Non-U.S. bank debt and other	4,940	140
	422,440	224,010
$9^{3}/_{4}$% senior secured notes, due December 2017	-	245,890
Total Debt	$ 422,440	$ 469,900
Key Ratios:		
Bank LTM EBITDA	$ 191,710	$ 176,380
Interest Coverage Ratio	5.68 x	4.37 x
Leverage Ratio	2.30 x	2.67 x
Bank Covenants:		
Minimum Interest Coverage Ratio	3.00 x	2.50 x
Maximum Leverage Ratio	3.50 x	4.00 x

As of December 31, 2012, TriMas had $251.1 million of cash and available liquidity under its revolving credit and accounts receivable facilities.

TRIMAS CORPORATION

27

Consolidated Statement of Operations

(dollars in thousands, except for per share amounts)

	Three months ended December 31, 2012	Three months ended December 31, 2011	Twelve months ended December 31, 2012	Twelve months ended December 31, 2011
	(unaudited)			
Net sales	$ 301,040	$ 259,650	$1,272,910	$1,083,960
Cost of sales	(222,220)	(184,000)	(929,150)	(766,260)
Gross profit	78,820	75,650	343,760	317,700
Selling, general and administrative expenses	(59,440)	(49,340)	(216,170)	(186,520)
Net gain (loss) on dispositions of property and equipment	(50)	90	280	140
Operating profit	19,330	26,400	127,870	131,320
Other expense, net:				
Interest expense	(5,380)	(10,110)	(35,800)	(44,480)
Debt extinguishment costs	(40,250)	-	(46,810)	(3,970)
Other expense, net	(590)	(1,960)	(3,000)	(3,130)
Other expense, net	(46,220)	(12,070)	(85,610)	(51,580)
Income (loss) from continuing operations before income taxes	(26,890)	14,330	42,260	79,740
Income tax benefit (expense)	13,800	(7,200)	(5,970)	(28,930)
Income (loss) from continuing operations	(13,090)	7,130	36,290	50,810
Income from discontinued operations, net of income tax expense	-	6,120	-	9,550
Net income (loss)	(13,090)	13,250	36,290	60,360
Less: Net income attributable to noncontrolling interests	850	-	2,410	-
Net income (loss) attributable to TriMas Corporation	$ (13,940)	$ 13,250	$ 33,880	$ 60,360
Earnings (loss) per share attributable to TriMas Corporation - basic:				
Continuing operations	$ (0.36)	$ 0.21	$ 0.90	$ 1.48
Discontinued operations	-	0.18	-	0.28
Net income (loss) per share	$ (0.36)	$ 0.39	$ 0.90	$ 1.76
Weighted average common shares - basic	39,101,163	34,437,097	37,520,935	34,246,289
Earnings (loss) per share attributable to TriMas Corporation - diluted:				
Continuing operations	$ (0.35)	$ 0.20	$ 0.89	$ 1.46
Discontinued operations	-	0.18	-	0.27
Net income (loss) per share	$ (0.35)	$ 0.38	$ 0.89	$ 1.73
Weighted average common shares - diluted	39,680,565	34,961,772	37,949,021	34,779,693

TRIMAS CORPORATION

28

Consolidated Statement of Cash Flow

(dollars in thousands)

	Year ended December 31, 2012	2011
Cash Flows from Operating Activities:		
Net income	$ 36,290	$ 60,360
Adjustments to reconcile net income to net cash provided by operating activities, net of acquisition impact:		
Gain on dispositions of businesses and other assets	(280)	(10,380)
Depreciation	25,050	25,940
Amortization of intangible assets	19,820	14,530
Amortization of debt issue costs	2,490	2,910
Deferred income taxes	(8,330)	12,680
Non-cash compensation expense	9,280	3,510
Excess tax benefits from stock based compensation	(2,730)	(3,980)
Debt extinguishment costs	46,810	3,970
Increase in receivables	(3,800)	(21,420)
Increase in inventories	(48,010)	(16,840)
(Increase) decrease in prepaid expenses and other assets	620	(890)
Increase (decrease) in accounts payable and accrued liabilities	(3,700)	25,870
Other, net	(290)	(450)
Net cash provided by operating activities, net of acquisition impact	73,220	95,810
Cash Flows from Investing Activities:		
Capital expenditures	(46,120)	(32,620)
Acquisition of businesses, net of cash acquired	(89,880)	(31,390)
Net proceeds from disposition of businesses and other assets	3,000	38,780
Net cash used for investing activities	(133,000)	(25,230)
Cash Flows from Financing Activities:		
Proceeds from sale of common stock in connection with the Company's equity offering, net of issuance costs	79,040	-
Proceeds from borrowings on term loan facilities	584,670	269,150
Repayments of borrowings on term loan facilities	(404,770)	(294,370)
Proceeds from borrowings on revolving credit and accounts receivable facilities	724,500	659,300
Repayments of borrowings on revolving credit and accounts receivable facilities	(706,500)	(659,300)
Retirement of 9¾% senior secured notes	(250,000)	-
Senior secured notes redemption premium and debt financing fees	(42,150)	(6,890)
Distributions to noncontrolling interests	(1,260)	-
Shares surrendered upon vesting of options and restricted stock awards to cover tax obligations	(990)	(900)
Proceeds from exercise of stock options	6,170	1,000
Excess tax benefits from stock based compensation	2,730	3,980
Net cash used for financing activities	(8,560)	(28,030)
Cash and Cash Equivalents:		
Increase (decrease) for the year	(68,340)	42,550
At beginning of year	88,920	46,370
At end of year	$ 20,580	$ 88,920
Supplemental disclosure of cash flow information:		
Cash paid for interest	$ 31,300	$ 40,550
Cash paid for income taxes	$ 25,820	$ 15,710

TRIMAS CORPORATION

29

Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures

(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended December 31, 2012	Three months ended December 31, 2011	Twelve months ended December 31, 2012	Twelve months ended December 31, 2011
Income (loss) from continuing operations, as reported	$ (13,090)	$ 7,130	$ 36,290	$ 50,810
Less: Net income attributable to noncontrolling interests	850	-	2,410	-
Income (loss) from continuing operations attributable to TriMas Corporation	(13,940)	7,130	33,880	50,810
After-tax impact of Special Items to consider in evaluating quality of income from continuing operations:				
Severance and business restructuring costs	2,630	320	7,150	320
Debt extinguishment costs	26,660	-	31,060	2,460
Tax restructuring	(2,400)	1,250	(2,400)	1,250
Excluding Special Items, income from continuing operations attributable to TriMas Corporation would have been	$ 12,950	$ 8,700	$ 69,690	$ 54,840

(dollars in thousands, except per share amounts)	Three months ended December 31, 2012	Three months ended December 31, 2011	Twelve months ended December 31, 2012	Twelve months ended December 31, 2011
Diluted earnings (loss) per share from continuing operations attributable to TriMas Corporation, as reported	$ (0.35)	$ 0.20	$ 0.89	$ 1.46
After-tax impact of Special Items to consider in evaluating quality of EPS from continuing operations:				
Severance and business restructuring costs	0.07	0.01	0.19	0.01
Debt extinguishment costs	0.67	-	0.82	0.07
Tax restructuring	(0.06)	0.04	(0.06)	0.04
Excluding Special Items, EPS from continuing operations would have been	$ 0.33	$ 0.25	$ 1.84	$ 1.58
Weighted-average shares outstanding for the three months and twelve months ended December 31, 2012 and 2011	39,680,565	34,961,772	37,949,021	34,779,693

TRIMAS CORPORATION

30

Company and Business Segment Financial Information – Cont. Ops

(Unaudited, dollars in thousands)

	Three months ended December 31,				Twelve months ended December 31,			
	2012		2011		2012		2011	
Packaging								
Net sales	$	72,910	$	47,350	$	275,160	$	185,240
Operating profit	$	12,850	$	10,920	$	57,550	$	48,060
Energy								
Net sales	$	46,990	$	40,970	$	190,210	$	166,780
Operating profit	$	3,290	$	4,820	$	17,810	$	19,740
Aerospace & Defense								
Net sales	$	20,580	$	18,430	$	78,580	$	78,590
Operating profit	$	5,110	$	4,640	$	20,820	$	18,640
Engineered Components								
Net sales	$	45,820	$	48,480	$	200,000	$	175,350
Operating profit	$	5,370	$	8,610	$	27,990	$	27,620
Cequent Asia Pacific								
Net sales	$	34,330	$	26,900	$	128,560	$	94,290
Operating profit	$	3,300	$	4,180	$	12,300	$	13,900
Special Items to consider in evaluating operating profit:								
- Severance and business restructuring costs	$	270	$	-	$	3,150	$	-
Excluding Special Items, operating profit would have been	$	3,570	$	4,180	$	15,450	$	13,900
Cequent Americas								
Net sales	$	80,410	$	77,520	$	400,400	$	383,710
Operating profit (loss)	$	(670)	$	2,100	$	27,420	$	32,730
Special Items to consider in evaluating operating profit (loss):								
- Severance and business restructuring costs	$	3,690	$	520	$	7,530	$	520
Excluding Special Items, operating profit would have been	$	3,020	$	2,620	$	34,950	$	33,250
Corporate Expenses								
Operating loss	$	(9,920)	$	(8,870)	$	(36,020)	$	(29,370)
Total Company								
Net sales	$	301,040	$	259,650	$	1,272,910	$	1,083,960
Operating profit	$	19,330	$	26,400	$	127,870	$	131,320
Total Special Items to consider in evaluating operating profit	$	3,960	$	520	$	10,680	$	520
Excluding Special Items, operating profit would have been	$	23,290	$	26,920	$	138,550	$	131,840

TRIMAS CORPORATION

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LTM Bank EBITDA as Defined in Credit Agreement

(Unaudited, dollars in thousands)

Net income attributable to TriMas Corporation for the year ended December 31, 2012	$	33,880
Net income attributable to partially-owned subsidiaries		2,410
Interest expense, net (as defined)		35,800
Income tax expense		5,970
Depreciation and amortization		44,870
Non-cash expenses compensation expense		9,280
Other non-cash expenses or losses		3,680
Non-recurring fees and expenses in connection with acquisition integration		350
Debt extinguishment costs		46,810
Non-recurring expenses or costs for cost saving projects		10,230
Permitted acquisitions		2,150
EBITDA of partially-owned subsidiaries attributable to noncontrolling interest		(3,720)
Bank EBITDA - Year Ended December 31, 2012 (1)	$	191,710

(1) As defined in the Credit Agreement dated October 11, 2012

TriMas Corporation

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